EXHIBIT 11.1
STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                                                  Year end
                                                                       For the year ended      weighting factor
                                                                                                  (in months)
                                                                         1996        1995        1996          1995
Issuance of common stock, June 1993                                   375,000     375,000          12            12

Sale of common stock, October 1993                                    125,000     125,000          12            12

Sale of common stock, March 1995
  1,250,000 shares                                                  1,250,000   1,041,667          12            10

Issuance of shares in conjunction with public offering                 11,500       9,583          12            10

Sale of common stock, May 31, 1995 (20,000 shrs.)                      20,000      11,667          12             7

Shares issued upon exercise of options and warrants                   224,073        -         see below    see below

SAB 83 shares - see below                                                 -        18,142          12             0

Common stock and equivalents                                        2,005,573   1,581,059

        1996
Computation of weighted average number of shares issued upon exercise of options and warrants:

                                           Year end
                                           weighting factor
                  Shares                   (in days)
Date              Issued                   1996
  5/1/96           12,500                    7,292
  6/1/96          200,000                  116,667
  6/1/96            7,854                    4,582
  6/3/96           12,500                    7,222
  6/7/96            4,000                    2,256
  6/18/96           4,000                    2,200
  6/18/96           6,000                    3,300
  7/8/96            2,500                    1,201
  7/9/96            2,000                      956
  8/22/96           7,500                    2,688
  9/18/96         200,000                   57,222
 10/21/96          35,000                    6,806
 10/23/96          18,000                    3,350
 11/30/96         100,000                    8,333

Total                                      224,073


          1995
Common Stock equivalent test:
Market price:
   3/31/95                  2.81
   4/30/95                  3.75
   5/30/95                  2.97
   6/30/95                     2
   7/31/95                  2.75
   8/31/95                  2.58
   9/30/95                  2.94
  10/31/95                  2.38
  11/30/95                  2.63
  12/31/95                     4
  Total                     28.8

  average                   2.8798




                                            Options/Warrants         Price/Share           Proceeds             Shares

Options issued in December, 1994               360,000                  3.75             1,350,000
Average Market Price                                                                            $2.88
Shares assumed repurchased                                                                 468,750                 0

Warrants issued in December, 1994              137,500                  2.5                343,750
Average Market Price                                                                            $2.88
Shares assumed repurchased                                                                 119,358            18,142

Options issued in March, 1995                  100,000                  5                  500,000
Average Market Price                                                                            $2.88
Shares assumed repurchased                                                                 173,611                 0

Options issued in July, 1995                   200,000                  1.875              375,000
Average Market Price                                                                            $2.88
Shares assumed repurchased                                                                 130,208                 0

Options issued in July, 1995                    10,000                  2.563               25,625
Average Market Price                                                                            $2.88
Shares assumed repurchased                                                                   8,898                 0

Options issued in July, 1995                    65,000                  4                  260,000
Average Market Price                                                                            $2.88
Shares assumed repurchased                                                                  90,278                 0

Options issued in July, 1995                   100,000                  2.375              237,500
Average Market Price                                                                            $2.88
Shares assumed repurchased                                                                  82,465                 0

Total Common Stock equivilent shares considered outstanding                                                   18,142


Since the company is in a loss positon, the common stock equivilents with antidulutive affect and will not be used in the weighted average at 12/31/95